Exhibit 3.47(a)
DO NOT PUBLISH THIS SECTION ARTICLE I The corporate name must contain a corporate ending which may be "corporation," "association," "company," "limited," "incorporated" or an abbreviation of any of these words. If you are the holder of assignee of a tradename or trademark, attach Declaration of Tradename Holder form. ARTICLE 2 The name cannot imply that the corporation is organized for any purpose other than the initial business indicated in this article. ARTICLE 3 The total number of authorized shares cannot be "Zero" or "Not Applicable." ARTICLE 4 May be in care of the statutory agent ARTICLE 5 The agent must provide both a physical and mailing address. If statutory agent has a P.O. Box, then they must also provide a physical description of their street address/location. The agent must sign the Articles or provide a consent to acceptance of the appointment. ARTICLES OF INCORPORATION OF USP COTTONWOOD, INC. (An Arizona Business Corporation) 1. Name. The name of the Corporation is USP COTTONWOOD, INC (Illegible) 2. Initial Business. The Corporation initially intends to conduct the business of HEALTHCARE MANAGEMENT. 3. Authorized Capital. The Corporation shall have authority to issue 1,000 shares of Common Stock. 4. Known Place of Business. (In Arizona) The street address of the known place of business of the Corporation is: C/O CT CORPORATION SYSTEM 3225 NORTH CENTRAL AVE. PHOENIX, AZ 85012 5. Statutory Agent. (In Arizona) The name and address of the statutory agent of the Corporation is: C T Corporation System c/o C T Corporation System, 3225 North Central Avenue, Phoenix, Arizona 85012

DO NOT PUBLISH THIS SECTION A minimum of 1 director is required. Name: Address: City, State, Zip: Name: Address: City, State, Zip: Name: Address: City, State, Zip: ARTICLE 7 A minimum of incorporator is required. All incorporation must sign both the Articles of Incorporation and the Certificate of Disclosure. 6. Board of Directors The initial board of directors shall consist of ONE director(s). The name(s) and address(es) of the person(s) who is(are) to serve as the director(s) until the first annual meeting of shareholders or until his(her)(their) successor(s) is(are) elected and qualifies is(are): DONALD E. STEEN 15305 DALLAS PARKWAY, STE. 1600, LB28 ADDISON, TX 75001 The number of persons to serve on the board of directors thereafter shall be fixed by the Bylaws. 7. Incorporators. The name(s) and address(es) of the incorporator(s) is(are): ALEX JENKINS 15305 DALLAS PARKWAY, STE. 1600, LB28 ADDISON, TX 75001 All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission. 8. Indemnification of Officers, Directors, Employees and Agents. The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law. 9. Limitation of Liability. To the fullest extent permitted by the Arizona Revised Statutes, as the same exits or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

UNITED SURGICAL PARTNERS DO NOT PUBLISH THIS SECTION Phone and fax numbers are optional The agent must consent to the appointment by executing the consent. The Articles must be accompanied by a Certificate of Disclosure, executed within 30 days of delivery to the Commission, by all incorporators. CF: 0042 Rev. 04/2002 EXECUTED this 11 day of SEPTEMBER, 2002 by all of the incorporators. Signed: ALEX JENKINS [Print Name Here] [Print Name Here] PHONE (972) 713-3514 FAX _________ Acceptance of Appointment By Statutory Agent The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 11th day of September, 2002. Signed By: C T Corporation System [Print Name Here] CF: 0042 Rev. 04/2002